Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statements of Additional Information in Post-Effective Amendment No. 824 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our report dated June 22, 2012 on Fallen Angel High Yield Bond ETF, Investment Grade Floating Rate ETF, Mortgage REIT Income ETF, Emerging Markets Local Currency Bond ETF, International High Yield Bond ETF, LatAm Aggregate Bond ETF, Renminbi Bond ETF, CEF Municipal Income ETF, High-Yield Municipal Index ETF, Intermediate Municipal Index ETF, Long Municipal Index ETF, Pre-Refunded Municipal Index ETF and Short Municipal Index ETF (thirteen of the investment funds constituting part of the Market Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended April 30, 2012.

ERNST & YOUNG LLP

New York, NY
August 28, 2012